Contact: Neenah, Inc.
Bill McCarthy
Vice President-Investor Relations
678-518-3278

Neenah Grows in Technical Products and adds to its Specialty
Coatings Platform with Agreement to Acquire ITASA

ALPHARETTA, GA., March 2, 2021 -- Neenah, Inc. (NYSE: NP) today announced the signing of a definitive agreement to acquire Global Release Liners, S.L., the parent company of Industrias de Transformacion de Andoain, S.A. (“ITASA”), from Magnum Capital and other minority shareholders for €205 million in cash. Closing is expected to occur in early April and is subject to customary conditions.

ITASA is a leading global coater and converter of release liners used in fast-growing hygiene, tapes, industrial, labels, composites and various other end markets. With COVID-impacted sales of $120 million in 2020, Neenah expects sales of approximately $140 million in 2021 and consistent, pre-synergy mid-teen EBITDA margins. ITASA has historically grown sales by more than 8 percent annually and serves global markets from its operations in Spain, Mexico and Malaysia.

"Neenah’s strategy is to drive long-term value creation by accelerating performance in our four targeted growth platforms. The acquisition of ITASA, with its advanced coating capabilities and strong market reputation for technical expertise, new product development and premium performance, provides us with an opportunity to meaningfully accelerate our presence in specialty coatings," said Julie Schertell, Chief Executive Officer. “The release liner market is a large, growing market and ITASA gives us a strong foundation to build upon, while complementing our organic initiatives with overlapping paths to market and customers.”

"With a double-digit rate of return, earnings accretion and up to $4 million per year of synergies, this acquisition is an attractive use of capital and allows us to maintain our strong balance sheet and financial position. ITASA’s impressive long-term record of profitable, capital-efficient growth is a testament to their talented management team, and I’m excited about their potential to create additional value as part of Neenah."

The acquisition will be financed by enlarging Neenah’s existing Term Loan B from $200 million to an expected $450 million, with a more favorable interest rate. Following the transaction, Neenah will continue to maintain a strong liquidity position, with no borrowings against its $175 million revolving credit facility and projected debt to EBITDA of approximately three times.

Perella Weinberg Partners LP served as Neenah’s exclusive financial adviser in the transaction and JPMorgan Chase Bank, N.A. is leading Neenah’s financing efforts.

About Neenah, Inc.

Neenah is committed to manufacturing growth for its customers, end users, shareholders and employees. With manufacturing facilities in the United States, Europe and the United Kingdom, we are a leading global manufacturer of specialty materials serving customers across six continents, with headquarters in Alpharetta, GA. We are focused on growing in filtration media, specialty coatings, custom- engineered materials and premium packaging. Our materials are found in a variety of products used every day, such as transportation and water filters, premium packaging of spirits, technology and beauty products, industrial labels, tapes and abrasives and digital printing for high-end apparel. To learn more, please visit www.neenah.com.

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this press release may constitute “forward-looking” statements as defined under the federal securities laws. Statements contained in this press release that are not historical facts may be forward-looking statements within the meaning of the federal securities laws and we caution investors that any forward-looking statements we make are not guarantees or indicative of future performance. These forward-looking statements rely on a number of assumptions concerning future events and are subject to risks, uncertainties and other factors, many of which are outside of our control and could cause actual results to materially differ from such statements. Such risks, uncertainties and other factors include, but are not necessarily limited to, those set forth under the captions “Forward-Looking Statements” and/or “Risk Factors” of our latest Form 10-K filed with the SEC as periodically updated by subsequently filed Form 10-Qs (these securities filings can be located on our website at www.neenah.com). Unless specifically required by law, we assume no obligation to update or revise these forward-looking statements to reflect new events or circumstances. These cautionary statements are being made with the intention of obtaining the benefits of the “safe harbor” provisions for forward-looking statements under the federal securities laws.